UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 30, 2016

Katy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-05558	75-1277589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11840 Westline Industrial Drive, Suite 200
St Louis, Missouri 63146
(Address of principal executive offices)

(314) 656-4321
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on August 11, 2016, Katy Industries, Inc. (the “Company”), KKTY Holding Company, L.L.C. (“KKTY Holding”), Kohlberg & Company, L.L.C. (the “Kohlberg Manager”), certain funds affiliated with the Kohlberg Manager, and VPC SBIC I, LP  (the “VPC SBIC Fund”) entered into a stock purchase agreement (the “SPA”) whereby KKTY Holding sold all of its 1,131,551 shares of convertible preferred stock of the Company to the VPC SBIC Fund (the “Acquisition”).  Effective as of the closing of the Acquisition, each of Christopher W. Anderson, Daniel B. Carroll, Pamela Carroll Crigler, Samuel P. Frieder, Shant Mardirossian and Richard A. Mark resigned as directors from the Company’s board of directors (the “Board of Directors”) and from all committees of the Board of Directors on which such directors served (collectively, the “Resignations”).  In addition, effective as of the closing of the Acquisition, Charles Asfour, a partner at Victory Park Capital Advisors, was appointed as a member of the Board of Directors.  On August 30, 2016, the Board of Directors appointed Mr. Asfour as chairman of the Board of Directors.

Pursuant to the SPA, the Company agreed to file an information statement (the “14f-1 Information Statement”) pursuant to Rule 14f-1 under the Securities Exchange Act of 1934, as amended, and to appoint two additional directors designated by the VPC SBIC Fund to the Board of Directors, with such appointments to become effective 10 days after the mailing of the 14f-1 Information Statement.  The VPC SBIC Fund designated Thomas J. Allison and John R. Wallis as directors in accordance with the SPA and, on August 30, 2016, Messrs. Allison and Wallis were appointed to the Board of Directors, to fill two of the vacancies created by the Resignations.  A 14f-1 Information Statement was mailed to the Company’s stockholders of record on September 2, 2016 and, accordingly, the appointment of Messrs. Allison and Wallis to the Board of Directors will take effect on September 12, 2016.

Pursuant to the SPA, the Company agreed, in connection with any annual or special meeting of its stockholders at which directors are to be elected, to take all reasonably necessary action within its control and use its reasonable best efforts to cause an individual designated by the VPC SBIC Fund to be nominated for election (or re-election, as the case may be) to the Board of Directors, to recommend that such individual be elected to the Board of Directors, and to solicit proxies on behalf of such director nominee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KATY INDUSTRIES, INC.

Dated: September 2, 2016	/s/ Curt Kroll
	By:	Curt Kroll
	Its:	Treasurer and Chief Financial Officer